UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 16, 2021

Diamond S Shipping Inc.

(Exact name of registrant as specified in charter)

Republic of the Marshall Islands	1-38771	94-1480128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Benedict Place, Greenwich, CT	06830
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 413-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.001 par value per share	DSSI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

Pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated as of March 30, 2021, by and among International Seaways, Inc., a Republic of the Marshall Islands corporation ( “INSW”), Diamond S Shipping Inc., a Republic of the Marshall Islands corporation (“Diamond S”), and Dispatch Transaction Sub, Inc., a Republic of the Marshall Islands corporation and wholly-owned subsidiary of INSW (“Merger Sub”), Merger Sub merged with and into Diamond S (the “Merger”), with Diamond S surviving such merger as a wholly owned subsidiary of INSW. The Merger became effective on July 16, 2021 (the “Effective Time”).

Item 2.01	Completion of Acquisition or Disposition of Assets.

As described above, on July 16, 2021, Merger Sub merged with and into Diamond S. As a result of the Merger, Diamond S became a wholly owned subsidiary of INSW.  Immediately following the Effective Time, INSW contributed all of the outstanding stock of Diamond S (the “Contribution”) to International Seaways Operating Corporation, a direct wholly-owned subsidiary of INSW (“ISOC”).

At the Effective Time, each common share of Diamond S (the “Diamond S Common Shares”) issued and outstanding immediately prior to the Effective Time (excluding Diamond S Common Shares owned by Diamond S, the INSW, Merger Sub or any of their respective direct or indirect wholly owned subsidiaries) were cancelled in exchange for the right to receive 0.55375 of a share of common stock of INSW (the “INSW Common Stock”) and any cash payable in respect of fractional shares.  The Diamond S restricted stock units and restricted stock that were not vested as of the Effective Time did not vest as a result of the Merger, were assumed by INSW and converted into restricted stock units or restricted shares with respect to INSW Common Stock, on the same general terms and conditions under the applicable Diamond S plans and award agreements in effect immediately prior to the Effective Time, after giving effect to the exchange ratio and appropriate adjustments to reflect the consummation of the Merger.

The foregoing description of the Merger does not purport to be complete and is subject to, and qualified in its entirety, by reference to the Merger Agreement, which was attached as Exhibit 2.1 to Diamond S’s Current Report on Form 8-K/A filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 7, 2021, and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

On July 16, 2021, Diamond S notified the New York Stock Exchange (“NYSE”) that the Diamond S Common Shares issued and outstanding immediately prior to the Effective Time (excluding Diamond S Common Shares owned by Diamond S, INSW, Merger Sub or any of their respective direct or indirect wholly owned subsidiaries) were cancelled in exchange for the right to receive 0.55375 of a share of INSW Common Stock and any cash payable in respect of fractional shares, and requested that the NYSE file with the SEC on Form 25 a notification of delisting of Diamond S Common Shares and deregistration under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). As a result, Diamond S Common Shares ceased being traded prior to the opening of the market on July 16, 2021 and are no longer listed on the NYSE. Additionally, Diamond S intends to file with the SEC a certification on Form 15 under the Exchange Act requesting the deregistration of Diamond S Common Shares under Section 12(g) of the Exchange Act and the suspension of Diamond S’s reporting obligations under Section 13 and Section 15(d) of the Exchange Act as promptly as practicable after the Effective Time. The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03	Material Modifications to Rights of Security Holders.

At the Effective Time, the Diamond S shareholders as of immediately prior to the completion of the Merger ceased to have any rights with respect to Diamond S Common Shares, except for the right to receive 0.55375 of a share of INSW Common Stock and any cash payable in respect of fractional shares. Certain rights of Diamond S shareholders changed as a result of the Merger, as described in the Joint Proxy Statement/Prospectus under the section titled “Comparison of the Rights of Stockholders” beginning on page 163, which descriptions are incorporated in their entirety herein by reference.

The information set forth under Item 2.01, Item 3.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of the Merger, Diamond S became a wholly-owned subsidiary of INSW as of the Effective Time and immediately following the Effective Time, became a wholly-owned subsidiary of ISOC following the completion of the Contribution. The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time, in accordance with the terms of the Merger Agreement, all of the directors of Diamond S ceased serving as directors of Diamond S or as members of any and all committees of Diamond S’s board of directors. The departures were not due to any disagreement with Diamond S regarding any matter related to Diamond S’s operations, policies or practices. In connection with the Merger, Lois K. Zabrocky, Jeffrey D. Pribor and James D. Small III were appointed as the directors of Diamond S.

As contemplated by the Merger Agreement, the board of directors of INSW voted to expand the size of the board from eight members to ten members. To fill the vacancies resulting from the increased size of the board of directors of the combined company and the voluntary resignation of a director of the INSW board of directors prior to the Effective Time, Craig H. Stevenson, Jr., Alexandra K. Blankenship and Nadim Qureshi, each of whom was a member of the board of directors of Diamond S immediately prior to the Effective Time, have been appointed to the board of directors of the combined company as of the Effective Time.

Also at the Effective Time, in accordance with the terms of the Merger Agreement, all of the officers of Diamond S ceased serving as officers of Diamond S. The departures were not due to any disagreement with Diamond S regarding any matter related to Diamond S’s operations, policies or practices.

In addition, in connection with the consummation of the Merger, the following persons have been appointed as the officers of Diamond S, with each such officer to hold office until his or her successor is duly elected or appointed and qualified in accordance with applicable law or their earlier death, incapacitation, retirement, resignation or removal:

Name	Office
Lois K. Zabrocky	President
Jeffrey D. Pribor	Vice President and Treasurer
William F. Nugent	Vice President
Derek G. Solon	Vice President
James D. Small III	Vice President and Secretary

On July 14, 2021, in connection with the consummation of the Merger, INSW entered into that certain letter agreement with Mr. Stevenson (the “Letter Agreement”). The Letter Agreement provides that during the period from July 16, 2021, until the earlier of 6 months following such date and the date of termination of such engagement, in addition to serving as a director, Mr. Stevenson will provide services to INSW as special advisor to the Chief Executive Officer of INSW. During the advisory period, Mr. Stevenson will be paid a total consulting fee equal to $500,000, paid in equal monthly installments, subject to reduction in the case of certain termination of services prior to the expiration of such six-month period.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As of the Effective Time, the Amended and Restated Articles of Incorporation of Diamond S and the Bylaws of Diamond S are amended and restated in accordance with the Merger Agreement. The amended and restated certificate of incorporation of Diamond S and the amended and restated bylaws of Diamond are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 30, 2021, by and among INSW, Diamond S and Merger Sub (incorporated by reference to Exhibit 2.1 on Current Report on Form 8-K/A filed with the SEC on April 7, 2021)

3.1	Amended and Restated Articles of Incorporation of Diamond S

3.2	Amended and Restated Bylaws of Diamond S

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND S SHIPPING INC.

By:	/s/ Kevin Kilcullen
Name: Kevin Kilcullen Title: Chief Financial Officer

Date: July 16, 2021